UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): March 3, 2003

                               -------------------


                      The Flight International Group, Inc.
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             (Exact name of registrant as specified in its charter)


     Georgia                     2-87778A                    58-1476225
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 (State or other          (Commission File Number)          (IRS Employer
 of incorporation)                                       Identification No.)


One Lear Drive, Newport News, VA                              23602
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(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code        (757) 886-5500
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          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5 OTHER INFORMATION

         On December 17, 2002, The Flight International Group, Inc., a Georgia corporation (the "Company" or "Flight"), pursuant to the Asset Purchase Agreement, dated as of May 9, 2002, as amended, between Flight, its subsidiaries and VTF Corporation (the "Asset Purchase Agreement"), sold substantially all of its assets to assignees of VTF Corporation, with gross proceeds of approximately $6,500,000 to the Company, of which $1,000,000 is being held in escrow for nine months to secure any indemnity claims against the Company (the "Asset Sale").

         On March 3, 2003, using net proceeds from the Asset Sale, the Company paid a dividend on all shares of its Common Stock outstanding, at the rate of $4.35 per share, in the aggregate amount of $4,720,450.35 for shareholders of record on February 21, 2003. The dividend was not paid to one of our shareholders that is involved in a prior lawsuit with the Company. This dividend payment has been set aside by the Company pending outcome of the lawsuit.

         While the Company has been advised by its tax advisors that the taxable character of this dividend payment will be determined after the close of the Company's 2003 year-end, it currently appears that the distribution will not be taxable as an ordinary dividend, but will instead be treated as a reduction of the basis of the stock, and as a gain to the extent it is in excess of the adjusted basis of each shareholder's stock, and such gain may qualify as a capital gain. Upon consultation with its tax advisors, the Company's board of directors approved this distribution structure (as opposed to a "tender offer" discussed in prior filings with the Securities and Exchange Commission (the "SEC"), due to its belief that the payment of a dividend would be less expensive to the Company (increasing the amount available for distribution to shareholders) and administratively easier, as compared to other methods of distributing net proceeds from the Asset Sale. Currently, the Company has minimal financial and other resources and awaits final resolution of the balance of the proceeds of the Asset Sale currently held in escrow.

ITEM 8  CHANGE IN FISCAL YEAR

         Effective as of December 31, 2002, in connection with the dividend payment, our Board of Directors voted to change the Company's fiscal year end from April 30 to a calendar year end. The Company will file a transition report on Form 10-K for the period April 30, 2002-December 31, 2002.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2003                       The Flight International Group, Inc.
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                                                     (Registrant)


                                             /s/ David E. Sandlin
                                             -----------------------------
                                                 David E. Sandlin
                                                 Chairman and President